UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2004

VERITAS Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26247	77-0507675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 527-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement

On August 25, 2004, at the 2004 Stockholders Meeting of VERITAS Software Corporation (the “Company”), stockholders approved the amendment and restatement of the Company 2003 Stock Incentive Plan (the “Plan”). The amendment and restatement effected the following changes to the Plan:

     (i) increased the number of shares of the Company’s common stock available for issuance over the term of the Plan by an additional 18,000,000 shares;

     (ii) expanded the types of stock-based awards available under the Plan so as to include stock appreciation rights, restricted stock units and other stock-based awards which vest upon the attainment of designated performance goals or the satisfaction of specified service requirements or, in the case of certain restricted stock units or other stock-based awards, become payable upon the expiration of a designated time period following such vesting events, including a deferred distribution date following the termination of the individual’s service with the Company;

     (iii) increased the limitation on the maximum number of shares of the Company’s common stock which may be issued under the Plan in the form of restricted stock or restricted stock units to 33% of the common stock from time to time authorized for issuance under the Plan;

     (iv) expanded the limitation on the maximum number of shares of the Company’s common stock for which an individual may be granted awards under the Plan in any one calendar year to include the shares subject to any stock appreciation rights or restricted stock units awarded under the Plan;

     (v) established net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the Plan, and not by the gross number of shares subject to the awards made thereunder;

     (vi) decreased the term of options granted under the Plan from ten years to seven years;

     (vii) provided the plan administrator with broad authority to fix the price per share for restricted stock and restricted stock units by eliminating the requirement that the per share price be not less than the fair market value of the Company’s common stock on the issuance date;

     (viii) prohibited the repricing of options granted under the Plan unless the repricing is approved by the Company’s stockholders; and

     (ix) brought the provisions of the Plan into compliance with recent changes in the NASDAQ National Market requirements for listed companies and the Internal Revenue Service regulations applicable to plans under which incentive stock options may be granted.

     The Company’s board of directors approved the amendment and restatement of the Plan on May 13, 2004, subject to stockholder approval at the annual meeting.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit
Number	Exhibit Title or Description
10.01	VERITAS Software Corporation Amended and Restated 2003 Stock Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS Software Corporation
/s/ Edwin J. Gillis
Edwin J. Gillis
Date: August 30, 2004	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Title or Description
10.01	VERITAS Software Corporation Amended and Restated 2003 Stock Incentive Plan